UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2010 (July 7, 2010)

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road Jinqiao Export Processing Zone Pudong, Shanghai 201206 People’s Republic of China

(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834 9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 7, 2010, China-Biotics, Inc. (the “Company”) issued a press release announcing that its Board of Directors approved a share repurchase program (the “Repurchase Program”) under which the Company may purchase up to $20 million of the Company’s outstanding common stock from time-to-time over the next 12 months.  Repurchases will be made pursuant to Rule 10b5-1 or 10b-18 of the Securities Exchange Act of 1934, as amended, and will be made on the open market at prevailing market prices or in block trades, subject to the restrictions relating to volume, price, and timing.  The Company plans to fund repurchases from its available cash balance.  A copy of the press release announcing the Repurchase Program is provided as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Press release, dated July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc.
Date: July 9, 2010	By:	/s/ Song Jinan

Song Jinan

Chief Executive Officer, President, Treasurer and Secretary